SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

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                            POOL ENERGY SERVICES CO.
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               (Name of Registrant as Specified in Its Charter)

                            POOL ENERGY SERVICES CO.
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                   (Name of Person(s) Filing Proxy Statement)

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

Contact:  Ruth Pachman/Kimberly Kriger
          Kekst and Company
          212-521-4800

          David Oatman
          Pool Energy Services
          713-954-3316

                                                      For Immediate Release

                  POOL ENERGY URGES SHAREHOLDERS REJECT NABORS'
                          NON-BINDING PROXY RESOLUTION

HOUSTON, December 21, 1998 -- Pool Energy Services (NASDAQ: PESC) today urged shareholders to reject Nabors Industries' non-binding resolution to put the Company up for sale and emphasized the following points in response to Nabors' (AMEX:NBR) letter to Pool shareholders:

o Pool believes that Nabors' attempt to buy Pool "on the cheap" is self-serving, opportunistic, and designed to squander the value inherent in Pool for the sole benefit of Nabors and its shareholders.

o Pool said it would not agree to turn its back on its own shareholders by selling the business for a fraction of the replacement value of its assets at a time when oil service company stocks are at all-time lows.

o Pool said its Board has been and will continue to pursue its successful business plan and growth strategies and that it would evaluate any alternative that it believes would deliver to Pool's shareholders superior value to that provided by Pool's own initiatives.

As stated in Pool's own letter to shareholders sent last week, Chairman and Chief Executive Officer Jim Jongebloed urged a vote against the non-binding Nabors Resolution. "Pool believes that Nabors' tactic is nothing more than an effort to gain a strategic advantage in its attempt to buy your Company on terms that your Board believes do not represent the best value for shareholders," he wrote.

Pool Energy Services Co., headquartered in Houston, is a diversified energy services company principally engaged in providing well-servicing, workover and drilling services and related transportation services on land and offshore in the U.S. and selected international markets.

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